Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

Securities and Exchange Commission

Washington, D.C. 20549

We consent to the use in this Registration Statement No. 333-61424 of AIMS Worldwide, Inc., of our report dated April 13, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/Cordovano and Honeck LLP

Cordovano and Honeck LLP

Denver, Colorado

October 25, 2005